UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 13, 2022

Sonida Senior Living, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

16301 Quorum Drive
Suite 160A
Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNDA	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2022, the Board of Directors (the “Board”) of Sonida Senior Living, Inc. (the “Company”) appointed Kevin Detz as Executive Vice President and Chief Financial Officer of the Company, effective May 1, 2022.

Mr. Detz, age 42, has served as Executive Vice President and Operational Chief Financial Officer for Aimbridge Hospitality, a global third-party hotel management company, since January 2020. Prior to serving in such capacity, Mr. Detz was Ambridge Hospitality’s Senior Vice President and Chief Accounting Officer from October 2016 to December 2019, and he served as Aimbridge Hospitality’s Senior Vice President and Controller from March 2014 to September 2016. Prior to joining Aimbridge Hospitality, Mr. Detz served as Vice President and Controller of Goldman Sachs & Co.’s Real Estate Management Division from December 2007 to March 2014. Mr. Detz began his career in Ernst & Young LLP’s audit practice in 2002.

In connection with Mr. Detz’s appointment as Executive Vice President and Chief Financial Officer of the Company, Mr. Detz and the Company entered into an employment agreement on April 13, 2022 (the “Employment Agreement”). Under the Employment Agreement, Mr. Detz’s annual base salary will be no less than $400,000, and Mr. Detz will be eligible to receive a performance bonus targeted at 70% of Mr. Detz’s annual base salary. Mr. Detz will also be eligible to participate in all health, retirement, insurance, disability, expense reimbursement and other benefit programs, if any, which the Company makes available to its senior executives. The Company has also agreed to pay Mr. Detz a sign-on bonus of $75,000, which is payable in March 2023.

Mr. Detz is also eligible to receive equity awards under our annual equity incentive award program in effect for the Company’s other senior executives, as determined by the Compensation Committee of the Board, including a long-term equity incentive award for 2022 commensurate with that received by the other members of the Company’s executive leadership team. In connection with his employment with the Company, Mr. Detz will also receive 30,000 shares of performance-based restricted stock. Mr. Detz’s employment agreement also entitles him to certain severance payments and benefits in the event he is terminated by the Company without “Cause” or by Mr. Detz for “Good Reason” (including in connection with a “Change in Control”), as described more fully in Mr. Detz’s employment agreement.

There are no arrangements or understandings between Mr. Detz and any other person pursuant to which Mr. Detz was selected as an officer of the Company. There are no family relationships between Mr. Detz and any director or executive officer, or person nominated or chosen by the Company to become a director or executive officer, of the Company. There are no transactions between Mr. Detz and the Company that would be reportable under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 13, 2022, the Company issued a press release announcing the appointment of Mr. Detz as Executive Vice President and Chief Financial Officer of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement by and between Sonida Senior Living, Inc. and Kevin Detz

99.1	Press Release, dated April 13, 2022*

104	Cover Page Interactive Data File-formatted as Inline XBRL

*	This exhibit to this Current Report on Form 8-K is not being filed but is being furnished pursuant to Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2022	Sonida Senior Living, Inc.

	By:	/s/ David R. Brickman
	Name:	David R. Brickman
	Title:	Senior Vice President, Secretary and General Counsel